SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  Medwave, Inc.
             (Exact Name of Registrant as Specified in its Charter)

       Minnesota                                                41-1493458
 State or Other Juris-                                       (I.R.S. Employer
diction of Incorporation                                  Identification Number)
   or Organization)


                            4382 Round Lake Road West
                          Arden Hills, Minnesota 55112
              (Address of Principal Executive Office and Zip Code)



              Medwave, Inc. Amended and Restated Stock Option Plan
                            (Full Title of the Plan)



                          G. Kent Archibald, President
                                  Medwave, Inc.
                            4832 Round Lake Road West
                          Arden Hills, Minnesota 55112
                                 (651) 639-1227
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                                              CALCULATION OF REGISTRATION FEE
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee

  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan
                            300,000 shares             $12.00               $3,600,000               $1,062
                                                                                                      -----
        TOTAL:
                                                                                                     $1,062

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on July 17, 1998.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's Amended and Restated Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-23583, are incorporated herein by reference.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills and State of Minnesota, on the 20th day of July, 1998.


                                  MEDWAVE, INC.
                                  (the "Registrant")



                                  By       /s/ G. Kent Archibald
                                       G. Kent Archibald
                                       President and Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)

     Each of the undersigned constitutes and appoints G. Kent Archibald and Mark
T. Bakko his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Medwave, Inc. relating to the Company's Amended and Restated Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature        Title                                 Date


/s/ G. Kent Archibald     President, Chief Executive            July 20  , 1998
G. Kent Archibald         Officer and Director
                          (principal executive officer)


/s/ Mark T. Bakko         Chief Financial Officer               July 20  , 1998
Mark T. Bakko             (principal financial and
                          accounting officer)

/s/ Norman Dann           Director                              July 20  , 1998
Norman Dann


/s/ Jeffrey W. Green      Director                              July 20  , 1998
Jeffrey W. Green


/s/ Jerry E. Robertson    Director                              July 20  , 1998
Jerry E. Robertson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                  MEDWAVE, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)